Exhibit 23.1

               CONSENT OF ARTHUR ANDERSEN, INDEPENDENT ACCOUNTANTS
               ---------------------------------------------------


The Board of Directors
N.V. TeleKabel Beheer


We consent to the incorporation by reference in the:

registration statement (No. 33 - 81876) on Form S-8;
registration statement (No. 33 - 87326) on Form S-3;
registration statement (No. 333 - 00226) on Form S-8;
registration statement (No. 333 - 68641) on Form S-8; and registration statement (No. 333 - 71963) on Form S-8 of United International Holdings, Inc. (d/b/a UnitedGlobalCom) of our report dated February 26, 1999, with respect to the consolidated balance sheets of N.V. TeleKabel Beheer as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) dated June 28, 1999.

                           ARTHUR ANDERSEN

Amstelveen, The Netherlands
June 28, 1999